Exhibit 10.15

[3535 General Atomics Court ‑ Fate Therapeutics, Inc.]

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) is made as September 2nd, 2014 (“Effective Date”), by and between ARE-3535/3565 GENERAL ATOMICS COURT, LLC, a Delaware limited liability company (“Landlord”), and FATE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 3, 2009 as amended by that certain First Amendment to Lease dated October 11, 2011 and that certain Second Amendment to Lease Agreement dated September 30, 2013 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 23,684 rentable square feet in a building located at 3535 General Atomics Court, San Diego, California (“Premises”). Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth herein, to amend Section 30(g) of the Lease regarding the use of the HazMat Safety Building.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. HazMat Storage. As of the Effective Date, Section 30(g) of the Lease is hereby deleted in its entirety and replaced with the following:

“g. HazMat Safety Building. In connection with its use of the Premises, Tenant shall have the right to the non-exclusive use of certain space designated by Landlord in a Hazardous Materials safety building located at the Project for the storage of chemicals, Hazardous Materials waste and other Hazardous Materials from time to time (“HazMat Safety Building”). Landlord hereby designates the 2 separately partitioned portions of the Hazmat Safety Building shown on Exhibit L hereto (each, a “Tenant Safety Building Space”) for Tenant’s use in accordance with this Lease. Tenant shall use the Tenant Safety Building Spaces, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements in connection with the use of the Tenant Safety Building Spaces. Tenant shall surrender the Tenant Safety Building Spaces in accordance with the requirements of Section 28 hereof.

Tenant shall have the right to use each Tenant Safety Building Space through the expiration or earlier termination of this Lease; provided, however, that Landlord shall have the right to terminate Tenant’s right to use Tenant Safety Building Space #2 (as identified on Exhibit L) at anytime upon not less than 30 days prior written notice to Tenant. Upon any such early termination, Tenant shall surrender the Tenant Safety Building Space #2 on or before the date set forth in such notice in the condition required hereunder.”

As of the Effective Date, Exhibit A to this Third Amendment is deemed attached to the Lease as Exhibit L thereto.

2. Miscellaneous.

a.

This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.

This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest ands shareholders.

[3535 General Atomics Court ‑ Fate Therapeutics, Inc.]

c.

This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d.

Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant, as applicable, with regard to this leasing transaction.

e.

Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed, and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page.]

[3535 General Atomics Court ‑ Fate Therapeutics, Inc.]

EXHIBIT A

Exhibit L

TENANT SAFETY BUILDING SPACES

GENERAL ATOMICS COURT
JOHN JAY HOPKINS COURT
JOHN JAY HOPKINS DRIVE
Tenant Safety Building Space #2

[3535 General Atomics Court ‑ Fate Therapeutics, Inc.]

IN WITNESS THEREOF, the parties hereto have executed this Third Amendment as of the Effective Date.

LANDLORD:

ARE-3535/3565 GENERAL ATOMICS COURT, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

	By:	/s/ Gary Dean
Gary Dean Vice President RE Legal Affairs

TENANT:

FATE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Scott Wolchko
Name:	Scott Wolchko
Title:	CFO

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